UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________________
FORM 8-K

_________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 20, 2019

_________________________
Verint Systems Inc.
(Exact name of registrant as specified in its charter)

_________________________

Delaware	001-34807	11-3200514
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

175 Broadhollow Road
Melville, New York 11747
(Address of principal executive offices, and zip code)
(631) 962-9600
(Registrant's telephone number, including area code)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value per share	VRNT	The NASDAQ Stock Market, LLC (NASDAQ Global Select Market)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Material Compensatory Plan, Contract or Arrangement.
On June 20, 2019, Verint Systems Inc. (the "Company" or "Verint") held its 2019 Annual Meeting of Stockholders (the "Annual Meeting"). On May 8, 2019, the board of directors of Verint adopted the Verint Systems Inc. 2019 Long-Term Stock Incentive Plan (the "2019 Plan"), subject to stockholder approval. At the Annual Meeting, Verint's stockholders approved the 2019 Plan.
The 2019 Plan authorizes Verint’s board of directors to provide equity-based compensation in the form of (1) stock options, including incentive stock options entitling the participant to favorable tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended, (2) stock appreciation rights, (3) restricted stock, (4) restricted stock units, (5) performance awards, and (6) other stock-based awards. Subject to adjustment as provided in the 2019 Plan, up to an aggregate of 9,475,000 shares of Verint’s common stock, on an option-equivalent basis, may be issued or transferred in connection with awards under the 2019 Plan, plus (ii) the number of shares of Verint's common stock available for issuance under the Verint Systems Inc. Amended and Restated 2015 Long-Term Stock Incentive Plan (the "Prior Plan") as of June 20, 2019, plus (iii) the number of shares of Verint common stock that become available for issuance under the Prior Plan or the 2019 Plan as a result of previously-granted awards that are forfeited, cancelled, exchanged, withheld or surrendered, or which terminate or expire. Each stock option or stock-settled stock appreciation right granted under the 2019 Plan would reduce the available plan capacity by one share and each other award denominated in shares that is granted under the 2019 Plan would reduce the available plan capacity by 2.38 shares.
The 2019 Plan also provides that to the extent outstanding awards granted under the 2019 Plan are not assumed, converted or replaced by the resulting entity in the event of a change in control of the Company, all outstanding awards that are not exercisable or that are otherwise unvested will automatically become fully exercisable or otherwise vested, as the case may be, and any specified performance goals with respect to outstanding awards will be deemed to be satisfied at target, immediately prior to the consummation of such change in control, unless the applicable award agreement provides to the contrary.
Effective as of the approval of the 2019 Plan on June 20, 2019, no new awards may be granted under the Prior Plan. The foregoing description of the 2019 Plan is qualified in its entirety by reference to the terms of the 2019 Plan, a copy of which has been filed as Exhibit 10.1 hereto.

Item 5.07 Submission of Matters to a Vote of Security Holders.
The following is a brief description of each matter voted upon at the Annual Meeting, as well as the number of votes cast for or against each matter and the number of abstentions and broker non-votes with respect to each matter, as applicable. A more complete description of each matter is set forth in the Company's definitive proxy statement filed with the Securities and Exchange Commission on May 8, 2019 (the "Proxy Statement").

1.	Election of Directors. The Company's stockholders elected the following persons as directors to serve for the following year or until their successors are duly elected and qualified:

Name	Votes For	Votes Withheld	Broker Non-Votes
Dan Bodner	50,094,364	1,355,855	1,058,896
John Egan	48,461,790	2,368,855	1,678,470
Stephen Gold	50,417,649	1,032,570	1,058,896
Penelope Herscher	50,909,957	540,262	1,058,896
William Kurtz	51,188,664	261,555	1,058,896
Richard Nottenburg	50,065,507	765,138	1,678,470
Howard Safir	49,086,503	1,744,142	1,678,470
Earl Shanks	50,878,655	571,564	1,058,896

2.
Ratification of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm. The Company's stockholders ratified the selection of Deloitte & Touche LLP as the Company's independent registered public accountants for the year ending January 31, 2020. The results of the voting were 52,098,836 votes for, 361,005 votes against, and 49,274 abstentions.

3.
Approval of Named Executive Officer Compensation. The Company's stockholders approved, on a non-binding, advisory basis, the compensation of the Company's named executive officers as disclosed in the Proxy Statement. The results of the voting were 47,667,403 votes for, 3,703,895 votes against, 78,921 abstentions, and 1,058,896 broker non-votes.

4.
Approval of the Verint Systems Inc. 2019 Long-Term Stock Incentive Plan. The Company's stockholders approved the Verint Systems Inc. 2019 Long-Term Stock Incentive Plan. The results of the voting were 44,448,068 votes for, 6,966,909 votes against, 35,242 abstentions, and 1,058,896 broker non-votes.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

10.1	Verint Systems Inc. 2019 Long-Term Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERINT SYSTEMS INC.

Date:	June 24, 2019

		By:	/s/ Peter Fante
			Name:	Peter Fante
			Title:	Chief Administrative Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Verint Systems Inc. 2019 Long-Term Stock Incentive Plan